SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2012

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2012, Highwoods Realty Limited Partnership (the “Operating Partnership”), the limited partnership through which Highwoods Properties, Inc. (the “Company”) conducts virtually all of its operations, completed a public offering of $250,000,000 aggregate principal amount of the Operating Partnership's 3.625% Notes due January 15, 2023. The terms of the notes are governed by an indenture, dated as of December 1, 1996, among the Operating Partnership, the Company, and US Bank National Association (as successor in interest to Wachovia Bank, N.A.), as trustee, and an officers' certificate dated as of December 18, 2012 establishing the terms of the notes.

The notes will bear interest at the rate of 3.625% per year and will mature on January 15, 2023. Interest on the notes will accrue from December 18, 2012 and will be payable in U.S. dollars semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2013.

The notes were issued pursuant to the Operating Partnership's automatic shelf registration statement on Form S-3 (Registration No. 333-172134-01), as amended, including the related prospectus dated February 9, 2011, and a prospectus supplement dated December 11, 2012, as the same may be amended or supplemented.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

4.1	Form of 3.625% Notes due January 15, 2023

4.2	Officers' Certificate Establishing the Terms of the 3.625% Notes, dated as of December 18, 2012

5	Opinion of Hunton & Williams LLP re legality

8	Opinion of Hunton & Williams LLP re tax matters

23	Consent of Hunton & Williams LLP (included in Exhibits 5 and 8)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: December 18, 2012